UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) June 3, 2010 (June 3, 2010)

DIALYSIS CORPORATION OF AMERICA
(Exact name of registrant as specified in its charter)

Florida	0-8527	59-1757642
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	File Number)

1302 Concourse Drive, Suite 204, Linthicum, MD	21090
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (410) 694-0500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note
     On June 3, 2010, pursuant to the terms of the previously announced Agreement and Plan of Merger, dated as of April 13, 2010 (the “Merger Agreement”), by and among U.S. Renal Care, Inc., a Delaware corporation (“USRC”), Urchin Merger Sub, Inc., a Florida corporation and wholly owned subsidiary of USRC (“Merger Sub”), and Dialysis Corporation of America, a Florida corporation (the “Company”), USRC caused Merger Sub to merge with and into the Company (the “Merger”) in accordance with Florida law, which authorizes the completion of the Merger without a vote or meeting of the shareholders of the Company. The Company was the surviving corporation in the Merger and continues to exist as a wholly owned subsidiary of USRC.

Item 1.02	Termination of a Material Definitive Agreement
     In connection with the consummation of the Merger, on June 3, 2010 the Company terminated its Credit Agreement, dated as of October 24, 2005, as amended, among the Company, Keybank National Association, as lender, the other lenders and agents thereto, as of the effective time of the Merger.
     The disclosure under Item 5.02 of this Form 8-K is incorporated herein by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
     As a result of the Merger, the Company no longer fulfills the numerical listing requirements of the Nasdaq Global Market (“Nasdaq”). Accordingly, on June 3, 2010, at the Company’s request, Nasdaq filed with the U.S. Securities and Exchange Commission (the “SEC”) a Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended, on Form 25, thereby effecting the delisting of the shares of the Company’s common stock, $0.01 par value per share from Nasdaq (the “Shares”).
     The foregoing summary description of the Merger Agreement does not purport to be complete and is entirely qualified by reference to the terms of the Merger Agreement, a copy of which was included as Exhibit (d)(1) to the Tender Offer Statement on Schedule TO, filed by U.S. Renal Care, Inc. with the SEC on April 22, 2010, and which is incorporated by reference herein.
     The disclosure under Items 3.03 and 5.01 of this Form 8-K is incorporated herein by reference.

Item 3.03	Material Modification to Rights of Security Holders
     Pursuant to the terms of the Merger Agreement, at the effective time of the Merger, each remaining publicly held Share (other than Shares held by USRC, Merger Sub, the Company or their respective subsidiaries) was automatically converted into the right to receive an amount per share equal to $11.25 per share, net to the seller in cash, without interest thereon and less any required withholding tax (the “Offer Price”). Company shareholders immediately prior to the Merger ceased to have any rights as shareholders of the Company (other than the right to receive the Offer Price for each of their Shares) and accordingly no longer have any interest in the Company’s future earnings or growth.
     The foregoing summary description of the Merger Agreement does not purport to be complete and is entirely qualified by reference to the terms of the Merger Agreement, a copy of which was included as Exhibit (d)(1) to the Tender Offer Statement on Schedule TO, filed by U.S. Renal Care, Inc. with the SEC on April 22, 2010, and which is incorporated by reference herein.

Item 5.01	Change in Control of Registrant.
     On April 22, 2010, pursuant to the terms of the previously announced Merger Agreement, Merger Sub commenced a cash tender offer (the “Offer”) to purchase all of the Shares at the Offer Price, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated April 22, 2010, as amended or supplemented from time to time (the “Offer to Purchase”) and the related Letter of Transmittal filed by U.S. Renal Care, Inc. with the SEC.
     The Offer expired at 5:00 p.m., New York City time, on June 1, 2010. On June 2, 2010, USRC announced that, based on final information provided by Continental Stock Transfer & Trust Company, the Depositary for the Offer, 8,783,968 Shares (including 214,430 of such Shares tendered to the Depositary pursuant to the Offer’s guaranteed delivery procedures) were validly tendered and not withdrawn immediately prior to the expiration of the Offer, that Merger Sub has accepted such Shares for payment in accordance with the terms of the Offer and that Merger Sub will promptly pay for such Shares. USRC provided sufficient funds for Merger Sub to acquire all of the outstanding Shares. Following acceptance for payment of such Shares, USRC and Merger Sub owned approximately 90% of the outstanding Shares.
     On June 3, 2010, pursuant to the terms of the Merger Agreement, USRC caused Merger Sub to merge with and into the Company in accordance with Florida law, which authorizes the completion of the Merger without a vote or meeting of the shareholders of the Company. The Company was the surviving corporation in the Merger and continues to exist as a wholly owned subsidiary of USRC.
     At the effective time of the Merger, each remaining publicly held Share (other than Shares held by USRC, Merger Sub, the Company or their respective subsidiaries) was automatically converted into the right to receive the an amount per share equal to the Offer Price. Company shareholders immediately prior to the Merger ceased to have any rights as shareholders of the Company (other than the right to receive the Offer Price for each of their Shares) and accordingly no longer have any interest in the Company’s future earnings or growth.
     Based on the Offer to Purchase and subsequent “short-form” Merger, the per Share consideration of $11.25 and the number of outstanding Shares, the transaction value is approximately $112 million.
     The foregoing summary description of the Merger Agreement does not purport to be complete and is entirely qualified by reference to the terms of the Merger Agreement, a copy of which was included as Exhibit (d)(1) to the Tender Offer Statement on Schedule TO, filed by U.S. Renal Care, Inc. with the SEC on April 22, 2010, and which is incorporated by reference herein.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(b) Pursuant to the previously announced Merger Agreement, all of the Company’s existing directors resigned upon the effective time of the Merger and USRC’s designees were appointed to fill such vacancies. None of the resigning directors of the Company states that such director’s resignation related to any disagreement relating to the Company’s operation, policies and practices.
Pursuant to the previously announced Merger Agreement, all of the executive officers of the Company resigned immediately prior to the effective time of the Merger and the executive officers of Merger Sub immediately prior to the effective time of the Merger remained the executive officers of the surviving corporation in the Merger. In connection with such resignations, each of the resigning officers’ employment agreement with the Company was terminated.

Item 9.01	Financial Statements and Exhibits
(d) Exhibits
     2.1 Agreement and Plan of Merger, dated as of April 13, 2010, by and among U.S. Renal Care, Inc., Urchin Merger Sub, Inc. and Dialysis Corporation of America (incorporated by reference Exhibit (d)(1) to the Tender Offer Statement on Schedule TO, filed with the SEC by U.S. Renal Care, Inc. on April 22, 2010).

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIALYSIS CORPORATION OF AMERICA
By	/s/ Thomas L. Weinberg
Thomas L. Weinberg
Vice President, Secretary

Dated: June 4, 2010

EXHIBIT INDEX

Exhibit No.

2.1	Agreement and Plan of Merger, dated as of April 13, 2010, by and among U.S. Renal Care, Inc., Urchin Merger Sub, Inc. and Dialysis Corporation of America (incorporated by reference Exhibit (d)(1) to the Tender Offer Statement on Schedule TO, filed with the SEC by U.S. Renal Care, Inc. on April 22, 2010).